UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2019

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53012	90-0687379
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

709 S. Harbor Blvd., Suite 250, Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (321) 725-0090

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

By letter dated April 17, 2019, and received by the Company on April 18, 2019. Dr. Thomas Gill, a member of the Board of Directors (the “Board”) of the Company, notified the Company of his intention to resign from the Board, effective immediately. Although, Dr. Gill did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices. The Amendment No. 2 of Schedule 13d filed on April 19, 2019 by Steward Physician Contracting Inc. indicated Dr. Gill resigned due to a disagreement between Steward and First Choice Healthcare Solutions (“Company’) regarding the Stock Purchase Agreement dated February 6, 2018 between the Company and Steward Health Care Systems LLC.

Dr. Gill was a designated director of Steward Healthcare Systems, LLC (“Steward”) in accordance with the Stock Purchase Agreement dated February 6, 2018, by which Steward purchased 5,000,000 shares of the Company’s common stock, par value $0.001 per share, for the consideration of $7,500,000.  Steward is entitled to designate two individuals to serve as members of a five-member Board of the Company.

Effective April 18, 2019, the Board accepted Dr. Gill’s resignation as a member of the Board.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.	Description

17.1	Resignation Letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
(Registrant)

Date: April 19, 2019
/s/ Phillip J. Keller
Name: Phillip J. Keller
Interim Chief Executive Officer

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